UNDERWRITING AGREEMENT



[Date]

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

                        Subject  to  the  terms  and   conditions   stated  or
incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

                        The representative named on the signature page hereof (the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

                        Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated November 1, 1999, as filed as Exhibit 1(b) to Registration Statement No. 333-_________ (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

                        Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.



3745

                        If  the   foregoing   is  in   accordance   with  your
understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.


  Very truly yours,

                                      CONSOLIDATED EDISON COMPANY
                                          OF NEW YORK, INC.


                            By:

                        [name]

                        [title]



Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:


By:
            [name]
            [title]

                                  SCHEDULE I





Principal Amount of

Designated Securities
            Underwriter
    to be Purchased

                                  SCHEDULE II


Title of Designated Securities:



Aggregate principal amount:



Price to Public:


Purchase Price by Underwriters:


Specified funds for, and manner of, payment of purchase price:


Indenture:

      Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank (National Association), as Trustee, as amended and supplemented by a First Supplemental Indenture, dated as of March 6, 1996.


Maturity:


Interest Rate:


Interest Payment Dates:



Redemption Provisions:



Sinking Fund Provisions:



Time of Delivery:



Closing Location:



Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

Address of Representative:


Captions  in the  Prospectus  referred  to in  Section  6(c)(xi)  of  the  Basic
Provisions:


Modifications of Basic Provisions:



Other: